Exhibit 99.1

DEAR SHAREHOLDER,

2021 was another year filled with global uncertainty due to COVID-related challenges, economic uncertainty, and global supply chain constraints. However, we at Nu Skin Enterprises delivered revenue and adjusted earnings growth, expanded our leading product portfolio and initiated our strategic transformation plan, Nu Vision 2025. Our committed and talented management team and global sales force once again enabled us to overcome these challenges in the evolving global environment by executing on our core priorities and leveraging the strengths of our business model. I’m honored to lead this incredible organization and proud of the hard work and dedication of all our employees and affiliates around the world.

Nu Vision 2025 is rooted in our deep understanding of integrated beauty and wellness and our world’s leading beauty device systems brand positioning. In today’s world, virtually every major consumer brand is looking to leverage the power of influencers and direct-to-consumer business models to promote their brands and connect directly with consumers. At Nu Skin, we have always been at the forefront of this direct-to-consumer movement and authentic affiliate brand promotion with our unique business model. We believe we are perfectly positioned to take advantage of current and future market opportunities, accelerating our growth and generating greater value for our stakeholders.

I’m encouraged with our 2021 results considering the ongoing challenges related to COVID-19 and its impact on government policy, the economy, and global supply chains. Total revenue increased modestly up 4 percent on top of a 7 percent increase the prior year, and we achieved double-digit growth in adjusted earnings per share. Our continued emphasis on geographic diversification helped balance the impact of regional variation. Strong growth in the U.S. and EMEA reflected the ongoing adoption of our emerging social commerce business model, as well as the introduction of new products in both our personal care and wellness product categories.

2021 HIGHLIGHTS:

•	Total revenue increased 4 percent.
•	Adjusted earnings per share increased 14 percent (reported earnings per share decreased 21%).
•	Nu Skin U.S. business increased 32 percent, reflecting acceleration in our social commerce business model.
•	Successful Beauty Focus™ Collagen+ and ageLOC® Meta product introductions

NU VISION 2025

Nu Vision 2025, which we introduced during our Investor Day event in February, is our transformational roadmap to becoming the world’s leading integrated beauty and wellness company powered by our dynamic affiliate opportunity platform. The framework builds on our rich heritage as an integrated beauty and wellness company that serves the needs of millions of consumers around the world through our go-to-market affiliate sales channel. Our affiliates are now leveraging the power of social media to build brand awareness and engagement. Social commerce, which has so far taken root predominantly in our western markets, is one of the key drivers of our future business success, but still represents a relatively small portion of our global business today. By 2025, our goal is for affiliate-powered social commerce to represent more than 50 percent of our global business, which we believe will accelerate overall top-line growth to rates in the high single digits or low double digits. This should also improve bottom-line performance as we digitally scale our global operations, underscoring our commitment toward achieving our stated mid-term operating margin target of 13 percent.

To achieve our Nu Vision 2025, we have established three strategic imperatives that enable us to leverage the powerful macro-environmental forces of digital connectivity, social media, and the gig economy.

1. EmpowerMe™ is our personalized beauty and wellness strategy to deliver smart and connected IoT devices for better consumer results. We are prioritizing customer needs and engagement and building stronger loyalty and subscription programs while eliminating friction, all of which leads to higher customer lifetime value. We will leverage the power of technologies like artificial intelligence (AI) to gain better insights across our global customer base to provide personalized support that elevates their beauty and wellness experiences. EmpowerMe is highly complementary and additive to our traditional focus around scientifically advanced products and innovation, leveraging the strength of our global brand.

2. We will continue to leverage our person-to-person marketing model as we supercharge it with the power, scale and reach of social media to grow brand awareness and engagement through our authentic global affiliate channel. With the broader market adoption of influencer and affiliate marketing, Nu Skin has continued to be a leader in evolving the power of word-of-mouth with the scale and reach of social media through our own micro- and nano-influencers, who share our products with consumers seeking authentic product recommendations from people they trust. We will continue to enhance our business model to enable greater flexibility and fulfillment for our brand affiliates around the world.

3. Investing in powerful technologies and capabilities will remain a key area of focus to help us efficiently scale our business, including our integrated product and social commerce strategies. Our investments in manufacturing enabled us to have greater influence over our complete value chain, further strengthening our global competitiveness. We’ve invested in new technologies, like Mavely, to help empower our affiliates to build their social businesses more effectively. Additionally, we are launching two new apps—Vera® and Stela—that support our EmpowerMe™ strategy. Our Vera app will provide customers with greater insights into their personal beauty and wellness journey and will connect to our Bluetooth-enabled devices, while our Stela app will better enable our affiliates to connect with and nurture their teams.

PURPOSE-DRIVEN BUSINESS

At the heart of our business is our mission to be a global force for good by empowering people to improve lives through our products and opportunity, which creates purpose. Our force for good efforts are focused on building a better place for children around the world through programs that provide life-saving heart surgeries, vision screenings, access to education and much more. Our Nourish the Children initiative, a for-profit social entrepreneurship venture that encourages our affiliates, customers and employees to purchase and donate meals for malnourished children, feeds approximately 120,000 children every single day—and has served more than 750 million meals globally.

We are equally committed to being a leader in advancing practices around sustainability. Last year, packaging updates to our top 20 products, along with other ongoing environmental initiatives, helped save approximately 131 tons of plastic and more than 34 tons of paper. This includes being the first beauty company to launch products with Eco-Pac packaging, an innovative bio-plastic that uses sugar cane. By 2030, we plan to have all of our product packaging be recycled, recyclable, reusable, reduced or renewable.

In my nearly 27 years at Nu Skin, I’ve never been more confident in our future. Guided by our Nu Vision 2025, we are charting a course to lead the beauty and wellness industry forward into a connected and personalized future. While there may be bumps in the road as we continue to transform our business, the outcome will be a more authentic, accessible, and attainable future. We have what the world needs, and together with our army of brand ambassadors in close to 50 markets around the globe, we are uniquely positioned to help people around the world look, feel and live their best.

I’m grateful for your support. Thank you for partnering with us on this exciting journey ahead in 2022 and beyond!

/s/ Ryan Napierski
RYAN NAPIERSKI
President and Chief Executive Officer

NU SKIN ENTERPRISES, INC. Reconciliation of Earnings per Share Excluding Impact of Restructuring and Impairment to GAAP Earnings per Share (in thousands, except per share amounts)
	Yr Ended 2021	2020 EPS	2021 Annual Growth Rate
Net income	$147,266
Impact of restructuring and impairment:
Restructuring and impairment	51,870
Inventory write-off	6,656
Income tax impact	6,933
Adjusted net income	$212,725
Diluted earnings per share	$2.86	$3.63	(21%)
Diluted earnings per share, excluding restructuring and impairment impact	$4.14	$3.63	14%
Weighted-average common shares outstanding (000s):	51,427

FORWARD-LOOKING STATEMENTS: This annual report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s transformation, strategies and initiatives, and outcomes (including top-line, bottom-line and operating margin growth); management’s expectations regarding the company’s performance, value, future success and market position, sales force and customer base, digital tools, social commerce business, operational improvements, future products and product introductions; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “become,” “future,” “focus,” “commit,” “leads to,” “continue,” “opportunity,” “enable,” “will,” “should,” “would,” “could,” “may,” “might,” the negative of these words and other similar words. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. We caution and advise readers that these statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results to differ materially from the expectations and beliefs contained herein. For a summary of certain risks related to our business, see the company’s Annual Report on Form 10-K, filed on February 16, 2022, and other documents filed by the company with the Securities and Exchange Commission.